Exhibit 99.B(d)(95)

FORM OF

NOVATION OF SUB-ADVISORY AGREEMENT AGREEMENT

SEI Institutional Investments Trust

This Novation Agreement is entered into this 23rd day of June, 2010 by and among Oppenheimer Capital LLC, a Delaware limited liability company (“Op-Cap”), Allianz Global Investors Capital LLC (formerly, Allianz Global Investors Management Partners LLC), a Delaware limited liability company (“AGIC”), SEI Investments Management Corp., a Delaware corporation (the “Primary Adviser”), and SEI Institutional Investments Trust, a Massachusetts business trust (the “Fund”) on behalf of its series set out in Schedule A (each a “Series”).

WHEREAS, each Series has retained the Primary Adviser to render investment management and administrative services to the Series pursuant to an Investment Advisory Agreement dated June 14, 1996, as amended, by and between the Primary Adviser and the Fund on behalf of the Series;

WHEREAS, the Primary Adviser has, in turn, retained Op-Cap to provide investment advisory services to each Series pursuant to an Investment Sub-Advisory Agreement, dated June 30, 2008, as amended, by and between the Primary Adviser and Op-Cap (the “Sub-Advisory Agreement”);

WHEREAS, the Primary Adviser, Op-Cap and AGIC are all registered with the Securities and Exchange Commission as investment advisers under the Investment Advisers Act of 1940, as amended;

WHEREAS, the Primary Adviser, Op-Cap, AGIC and each Series desire that AGIC be substituted for Op-Cap under the Sub-Advisory Agreement in a transaction which does not result in a change of actual control or management of the adviser or sub-adviser to the Fund in accordance with Rule 2a-6 under the Investment Company Act of 1940, as amended (the “1940 Act”), and is therefore not an “assignment” for purposes of Section 15(a)(4) of the 1940 Act; and

WHEREAS, Op-Cap desires to effect a novation of the Sub-Advisory Agreement so that AGIC is substituted for Op-Cap as a party to such agreement and Op-Cap is released from its obligations under such agreement, AGIC desires to accept the novation thereof, and the Primary Adviser and each Series desire to consent to such novation.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto agree as follows:

1.             Novation and Acceptance.  Subject to the terms and conditions contained herein, Op-Cap hereby affects a novation of the Sub-Advisory Agreement to substitute AGIC for Op-Cap as a party to such agreement (the “Novation”), and the Primary Adviser and each Series hereby consents to such Novation and the Primary Adviser hereby releases Op-Cap from all of its duties and obligations under the Sub-Advisory Agreement, and AGIC hereby accepts the Novation and hereby releases Op-Cap from all of its duties and obligations under the Sub-Advisory Agreement, and assumes all rights, duties and obligations of Op-Cap under such agreement.

2.             Term.  The Novation shall become effective as of the date hereof and shall extend for so long as the terms specified in Section 6 of the Sub-Advisory Agreement are satisfied or until terminated in accordance with said Section 6.

3.             No Termination. The parties agree that the Novation shall not constitute an “assignment” of the Sub-Advisory Agreement for purposes of Section 6 of the Investment Sub-Advisory Agreement or the 1940 Act, and that the Sub-Advisory Agreement, as so novated, shall remain in full force and effect after the Novation.

4.             Technical Amendment.  The parties agree that all references in the Sub-Advisory Agreement to Op-Cap shall hereby be changed to AGIC.

This Novation Agreement may be executed in multiple counterparts and all counterparts so executed will constitute one and the same agreement binding on all of the parties.

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IN WITNESS WHEREOF, the parties hereto have caused this Novation Agreement to be executed as of the day and year first above written.

OPPENHEIMER CAPITAL LLC

By:	/s/ Charles H. Field
Name:	Charles H. Field
Title:	Managing Director and Chief Legal Officer

ALLIANZ GLOBAL INVESTORS CAPITAL LLC

By:	/s/ Charles H. Field
Name:	Charles H. Field
Title:	Managing Director and Chief Legal Officer

SEI INVESTMENTS MANAGEMENT CORPORATION

By:	/s/ Aaron C. Buser
Name:	Aaron C. Buser
Title:	V.P.

SEI INSTITUTIONAL INVESTMENTS TRUST, on behalf of its series listed on Schedule A

By:	/s/ Aaron C. Buser
Name:	Aaron C. Buser
Title:	V.P.

Schedule A

SEI Institutional Investments Trust Small Cap Fund